FIRST SUPPLEMENTAL INDENTURE, dated as of June 4, 2021 (the "First Supplemental Indenture"), between Contact Gold Corp. (the "Corporation"), a corporation existing under the Business Corporations Act (British Columbia) (the "BCBCA"), and Computershare Trust Company of Canada, a trust company existing under the laws of Canada and authorized to carry on business in all provinces of Canada, as warrant agent (the "Warrant Agent").

RECITALS OF THE CORPORATION

The Corporation has entered into a warrant indenture dated as of September 23, 2020 with the Warrant Agent (the "Indenture").

Pursuant to Section 8 of the Indenture, the Corporation wishes to enter into this First Supplemental Indenture to modify the provisions of the Indenture for the benefit of all holders of the Warrants.

The Corporation has completed a corporate reorganization transaction pursuant to which it has, among other things, completed a plan of conversion under Section 92A.105 of the Nevada Revised Statutes to continue into the Province of British Columbia pursuant to Section 302 of the BCBCA (the "Continuation").

As a result of the Continuation and pursuant to Section 8.1(e) and Section 8.2 of the Indenture, the Corporation wishes to modify the form of the Warrant Certificate contained in the Indenture, to such form attached herein as Schedule "A" and the form of Exercise Form to such attached herein as Schedule "B".

The Corporation has duly authorized the execution and delivery of this First Supplemental Indenture and all things necessary to make this First Supplemental Indenture a valid and binding agreement of the Corporation, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Common Shares upon exercise of Warrants by the Warrantholders thereof, it is mutually agreed, for the equal and proportionate benefit of all Warrantholders, as follows:

1. Definitions

All capitalized terms used but not defined in this First Supplemental Indenture have the meanings ascribed to such terms in the Indenture.  The following are hereby added a defined terms in this First Supplemental Indenture:

"Form 1-A Amendment" means the Form 1-A filed by the Corporation with the SEC to amend the Form 1-A and to qualify the offer and sale of the Warrant Shares pursuant to Regulation A;

"Regulation D" means Regulation D as promulgated by the United States Securities and Exchange Commission under the U.S. Securities Act;

"Regulation S" means Regulation S as promulgated by the United States Securities and Exchange Commission under the U.S. Securities Act;

"U.S. Accredited Investor" means an "accredited investor" as defined in Rule 501(a) of Regulation D;

"U.S. Person" has the meaning set forth in Rule 902(k) of Regulation S; and

"U.S. Warrantholder" means any Registered Warrantholder that is a U.S. Person, acquired Warrants in the United States or for the account or benefit of any U.S. Person or Person in the United States.

2. To Be Read With Indenture

This First Supplemental Indenture is a supplemental indenture to the Indenture as contemplated by Article 8 of the Indenture. The Indenture and this First Supplemental Indenture shall be read together and shall have effect so far as practicable as if all the provisions of both indentures were contained in one instrument.

3. Section 2.8 Amendment

This First Supplemental Indenture is a supplemental indenture to the Indenture, as contemplated by Article 8 of the Indenture, and Section 2.8 of the Indenture shall be deleted and replaced with the following:

Section 2.8 U.S. Securities Act Exemptions

(1) Neither the Warrants nor the Warrant Shares have been or will be registered under the U.S. Securities Act or under any United States state securities laws. The Warrants have been qualified under the Form 1-A filed pursuant to Regulation A.  The Warrant Shares are expected to be qualified under Regulation A of the U.S. Securities Act by an offering statement on Form 1-A Amendment.

(2) Unless the Warrant Shares are qualified under Regulation A, (a) Warrants may not be exercised within the United States or by or on behalf of, or for the account or benefit of, any U.S. Person or person in the United States or a U.S. Person; and (b) no Warrant Shares issued upon exercise of Warrants may be delivered to any address in the United States. If such qualification is received the Corporation will provide prompt written notice to the Warrant Agent and provide a legal opinion as may reasonably be required by the Warrant Agent or Computershare Investor Services Inc.

(3) Notwithstanding 2.8(2), Warrants may be exercised in the United States or by a U.S. Warrantholder, and Warrant Shares issued upon exercise of any such Warrants may be delivered to an address in the United States, provided that the U.S. Warrantholder exercising the Warrant is either:

(a) a U.S. Accredited Investor that is delivering an executed letter substantially in the form attached as Exhibit "I" to the Exercise Certificate attached to the Warrant Certificate; or

(b) provides an opinion of US counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and Warrant Agent to the effect that issuance of Warrant Shares is exempt from the registration requirements under the U.S. Securities Act and any applicable securities laws of any state of the United States.

(4) Certificates representing Warrant Shares issued upon the exercise of Warrants which are issued and delivered pursuant to Section 2.8(3) shall bear the legend set forth in the Exercise Certificate attached to the Warrant Certificate.

4. Schedule "A" and "B"

Schedule "A" set out in the Indenture shall be deleted and replaced with Schedule "A" to the First Supplemental Indenture.  Schedule "B" set out in the Indenture shall be deleted and replaced with Schedule "B" to the First Supplemental Indenture.

5. Counterparts

This First Supplemental Indenture may be executed in several counterparts each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

CONTACT GOLD CORP.

/s/ John Wenger
Name: John Wenger
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Warrant Agent

/s/ Brian Howarth
Name: Brian Howarth
Title: Corporate Trust Officer

/s/ Jennifer Wong
Name: Jennifer Lesley Wong
Title: Associate Trust Officer

SCHEDULE "A"
FORM OF WARRANT

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 4:30 P.M. (VANCOUVER TIME) ON SEPTEMBER 29, 2022, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANT

To acquire Common Shares of

CONTACT GOLD CORP.

(continued pursuant to the laws of the Province of British Columbia)

Warrant Certificate No. [⬤]	Certificate for ____________________________ Warrants, each entitling the holder to acquire one (1) Common Share (subject to adjustment as provided for in the Warrant Indenture (as defined below))

CUSIP 21074F111

ISIN CA21074F1119

THIS IS TO CERTIFY THAT, for value received,

(the "Warrantholder") is the registered holder of the number of common share purchase warrants (the "Warrants") of Contact Gold Corp. (the "Corporation") specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture, to purchase at any time before 4:30 p.m. (Vancouver time) (the "Expiry Time") on September 29, 2022 (the "Expiry Date"), subject to adjustment as described in the Warrant Indenture, one fully paid and non-assessable common share without par value, in the capital of the Corporation as constituted on the date hereof (a "Common Share") for each Warrant subject to adjustment in accordance with the terms of the Warrant Indenture. After the Expiry Time, Warrants evidenced hereby shall be deemed to be void and of no further force or effect.

The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

(a) duly completing and executing the exercise form (the "Exercise Notice") attached hereto; and

(b) surrendering this warrant certificate (the "Warrant Certificate"), with the Exercise Notice to the Warrant Agent at the principal office of the Warrant Agent, in the city of Vancouver, British Columbia, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Notice and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be $0.27 per Common Share (the "Exercise Price").

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Notice at their respective addresses specified therein or, if so specified in the Exercise Notice, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased. No fractional Common Shares will be issued upon exercise of any Warrant and no cash or other consideration will be paid in lieu of fractional shares.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") dated as of September 23, 2020 between the Corporation and Computershare Trust Company of Canada, as Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Warrant Indenture.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and in compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Common Shares as are purchasable under the Warrant Certificate(s) so exchanged.

This Warrant and the securities issuable upon exercise hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States. The Warrants may not be exercised unless the Common Shares are exempt from such registration requirements.  The Common Shares issuable upon exercise of this Warrant are expected to be qualified under Regulation A of the U.S. Securities Act by an offering statement on Form 1-A (the "Form 1-A"), which includes an offering circular ("Offering Circular"), filed with the United States Securities and Exchange Commission ("SEC").  The Corporation's public reports filed pursuant to Regulation A under the U.S. Securities Act, the Form 1-A and the Offering Circular are available at www.sec.gov or at the Corporation's website at www.contactgold.com.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share issuable upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder all resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants entitled to purchase a specific majority of the Common Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Vancouver, British Columbia, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu'elles ont exigé que la présente convention, de même que tous les documents s'y rapportant, soient rédigés en anglais.

[The remainder of this page has been left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed by its duly authorized officer as of this ___ day of _______, 2021:

CONTACT GOLD CORP.
By:
Authorized Signatory

Countersigned and Registered this ___ day of ______, 2021 by:

COMPUTERSHARE TRUST COMPANY OF CANADA
By:
Authorized Signatory

FORM OF TRANSFER

To:  Computershare Trust Company of Canada

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ____________________________________________________________________________________(print name and address) the Warrants represented by this Warrant Certificate and hereby irrevocably constitutes and appoints __________________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

DATED this ____ day of_________________, 20____.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW)	) ) ) ) )
Signature of Transferor
Guarantor's Signature/Stamp	)	Name of Transferor

REASON FOR TRANSFER - For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

☐Gift	☐Estate	☐Private Sale	☐Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Warrant on the date of event:

☐ CAD OR ☐ USD

CERTAIN REQUIREMENTS RELATING TO TRANSFERS - READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent's then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

  Canada and the USA:  A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed", with the correct prefix covering the face value of the certificate.

  Canada:  A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed", sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a "Signature & Authority to Sign Guarantee" Stamp affixed to the transfer (as opposed to a "Signature Guaranteed" Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

  Outside North America:  For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED", "MEDALLION GUARANTEED" OR "SIGNATURE & AUTHORITY TO SIGN GUARANTEE", all in accordance with the transfer agent's then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a "SIGNATURE & AUTHORITY TO SIGN GUARANTEE" Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a "MEDALLION GUARANTEED" Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

SCHEDULE "B"
EXERCISE NOTICE

TO: Contact Gold Corp. (the "Corporation")

AND TO:  Computershare Trust Company of Canada

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire ____________ (A) Common Shares of Contact Gold Corp.

Exercise Price Payable:  _________________________________________________________

       ((A) multiplied by $0.27, subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term in this Exercise Notice that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐

(A) Regulation A Exercise:  The undersigned has confirmed with the Corporation that the Warrant Shares have been qualified under Regulation A of the U.S. Securities Act by an offering statement on Form 1-A (the "Form 1-A"), which includes an offering circular ("Offering Circular"), filed with the United States Securities and Exchange Commission ("SEC")..  The undersigned has access to (i) the Form 1-A, (ii) the Offering Circular, and (iii) the Corporation's public reports filed pursuant to Rule 257(b) of the U.S. Securities Act, which are available at www.sec.gov or at the Corporation's website at www.contactgold.com. (1) OR

☐

(B) Offshore Exercise:  The undersigned holder (i) at the time of exercise of the Warrants and execution and delivery of this Exercise Form is not in the United States (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")); (ii) is not a U.S. person (as defined in Regulation S under the U.S. Securities Act), (iii) is not exercising the Warrants for the account or benefit of a U.S. person or person in the United States; and (iv) the delivery of the underlying Warrant Shares will not be to an address in the United States; OR

☐

(C) U.S. Exemption: The undersigned holder is a Qualified Institutional Buyer (as defined in Rule 144A under the U.S. Securities Act) or is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act) and is providing concurrently with this Exercise Form an executed letter substantially in the form attached as Exhibit "I" to this Exercise Certificate; OR (2)

☐

(D) Other Exemption:  the undersigned holder has delivered to the Corporation and the Warrant Agent an opinion of counsel or other evidence (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation) to the effect that with respect to the Common Shares to be delivered upon exercise of the Warrants, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration requirements is available. (2)

It is understood that the Corporation and Computershare Trust Company of Canada may require evidence to verify the foregoing representations.

Notes:

(1). Warrant Shares issuable upon exercise of the Warrants are qualified under Regulation A pursuant to the Rule 251(d)(3) of Regulation A under the U.S. Securities Act; provided that the Corporation is current in its annual and semi-annual filings pursuant to Rule 257(b) of the U.S. Securities Act.

(2). Box B, C or D should only be checked if the Warrants are no longer qualified under Regulation A pursuant to the Rule 251(d)(3) of the U.S. Securities Act.  Holders are encouraged to consult with the Corporation and the Warrant Agent in advance to determine if the Warrants are no longer qualified under Regulation A pursuant to the Rule 251(d)(3) of the U.S. Securities Act.  If Box D is checked, a legal opinion is required to be tendered in connection with the exercise will be satisfactory in form and substance to the Corporation and the Warrant Agent.  If Box C or D is checked (unless with respect to exercise at a time when there is an effective registration of the Warrants and the Common Shares under the U.S. Securities Act), the certificate representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable U.S. state securities laws unless an exemption from registration is available.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Common Shares

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Notice must be mailed or delivered to Computershare Trust Company of Canada, c/o General Manager, Corporate Trust.

DATED this ____day of _____, 20__.

) ) )
Witness	) )	(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate)
)
)
)
Name of Registered Warrantholder

☐ Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

Exhibit "I" to Exercise Certificate

FORM OF U.S. PURCHASER CERTIFICATION UPON EXERCISE OF WARRANTS

Contact Gold Corp.

- and to -

Computershare Trust Company of Canada, as Warrant Agent

- and to -

Computershare Investor Services Inc, as transfer agent

Dear Sirs:

The undersigned is delivering this letter in connection with the purchase of common shares (the "Common Shares") of Contact Gold Corp., a corporation existing under the laws of British Columbia (the "Corporation") upon the exercise of warrants of the Corporation ("Warrants"), issued under the warrant indenture dated as of September 23, 2020 (as supplemented June 4, 2021), between the Corporation and Computershare Trust Company of Canada.

The undersigned hereby confirms that:

(a) it is either (check one):

□ an "accredited investor" as defined in Rule 501 (a) of Regulation D under the United States Securities Act of 1933 (the "U.S. Securities Act"); or

□ a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act ("Qualified Institutional Buyer").

(b) if an institution, we are authorized to consummate the purchase of the Common Shares;

(c) it is purchasing the Common Shares for its own account;

(d) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Common Shares;

(e) it is not acquiring the Common Shares with a view to any resale, distribution or other disposition of the Common Shares in violation of United States federal or state securities laws;

(f) it acknowledges that it has had access to such financial and other information as it deems necessary in connection with its decision to exercise the Warrants and purchase the Common Shares;

(g) it acknowledges that it has not purchased the Warrants and is not purchasing the Common Shares as a result of any "general solicitation" or "general advertising" (as such terms are used in Regulation D under the U.S. Securities Act), including, but not limited to, advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or as a result of any public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act;

(h) it understands that the Common Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the U.S. Securities Act, that Warrants have not been and the Common Shares have not been and will not be registered under the U.S. Securities Act and that the offer and sale of the Common Shares is being made in reliance upon exemptions from the registration requirements of the U.S. Securities Act and similar exemptions from all applicable state securities laws;

(i) it understands that any Common Shares acquired by it will be "restricted securities", represented in the form of definitive physical certificates and that such certificates will bear the following legend:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GOLDSOURCE MINES INC. (THE "ISSUER") THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided that, if the Common Shares are being sold outside the United States in accordance with Rule 904 of Regulation S, the legend may be removed by the transferor providing a declaration to the Warrant Agent in the form set forth in Exhibit "A" attached hereto or as the Warrant Agent or the Corporation may prescribe from time to time and, if required by the Warrant Agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent, that the proposed transfer may be effected without registration under the U.S. Securities Act;

(j) it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set out and described above;

(k) it understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Common Shares in the United States;

(l) it understands and agrees that (i) there may be material tax consequences related to an acquisition, holding, disposition or exercise of any of the Common Shares; (ii) it is the sole responsibility of the purchaser to determine and assess such tax consequences as may apply to the purchaser's particular circumstances; and (iii) the Corporation gives no opinion and makes no representation with respect to the tax consequences under United States federal, state, local or Canadian Federal or Provincial or other tax laws of an acquisition, holding or disposition of the Common Shares, including the tax consequences of the Corporation likely being classified a "passive foreign investment company," as such term is defined under the United States Internal Revenue Code of 1986, as amended (the "Code");

(m) it understands and acknowledges that the Corporation (i) is not obligated to remain a "foreign issuer" within the meaning of Regulation S under the U.S. Securities Act, (ii) may not, at the time the Common Shares are resold by the undersigned or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause the Corporation not to be a foreign issuer and if the Corporation is not a foreign issuer at the time of any sale or other transfer of such Common Shares pursuant to Rule 904 of Regulation S under the U.S. Securities Act, the certificates representing such Common Shares may continue to bear the legend described above;

(n) it understands and acknowledges that (i) if the Corporation is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for resales of the Common Shares and (ii) the Corporation is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Common Shares; and

(o) it represents and warrants that the funds representing the aggregate exercise price which will be advanced by it to the Corporation upon exercise of the Warrants will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act") and it acknowledges that the Corporation may in the future be required by law to disclose its name and other information relating to the subscription agreement and the its subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act.

We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

DATED this ____day of _____, 20__.

(Name of U.S. Purchaser)
By:
Name:
Title:
Address:

EXHIBIT "A" TO

FORM OF U.S. PURCHASER CERTIFICATION UPON EXERCISE OF WARRANTS

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Computershare Trust Company of Canada and Computershare Investor Services Inc.

as registrar and transfer agent for the Warrants and Common Shares issuable upon exercise of the Warrants of Contact Gold Corp.

The undersigned (a) acknowledges that the sale of the securities of Contact Gold Corp. (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the TSX Venture Exchange or any other designated offshore securities market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S.

DATED this ____day of _____, 20__.

(Name of Seller)
By:
Name:
Title:

Affirmation by Seller's Broker-Dealer
(required for sales under (b)2(B) above)

We have read the foregoing representations of our customer, _________________________________ (the "Seller") dated _______________________, with regard to our sale, for such Seller's account, of the _________________ securities, represented by certificate number ______________ (the "Securities"), of Contact Gold Corp. and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the TSX Venture Exchange or other designated offshore securities market and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities.  Terms used herein have the meanings given to them by Regulation S.

Name of Firm

By:
Authorized officer
Date: